Exhibit 10.1

FORM OF TRANSACTION SUPPORT AGREEMENT

THIS TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 1, 2008 by and between Cypress Semiconductor Corporation, a Delaware corporation (“Parent”), Copper Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”) and the undersigned securityholder (“Stockholder”) of Simtek Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Acquisition Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, (i) an offer by Acquisition Sub (the “Offer”) to pay Two Dollars and Sixty Cents ($2.60) in cash (the “Per Share Amount”) for each of the issued and outstanding shares of capital stock of the Company, and (ii) the merger of Acquisition Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of the securities of the Company, including shares of Company Capital Stock and/or options to purchase or otherwise acquire shares of Company Capital Stock and/or warrants to purchase shares of Company Capital Stock and/or any other rights to purchase or otherwise acquire shares of Company Capital Stock (collectively, the “Company Securities”) as is indicated on the signature page of this Agreement.

WHEREAS, in consideration of the execution of the Merger Agreement by Parent and Acquisition Sub, Stockholder (in Stockholder’s capacity as such) is hereby agreeing to tender and vote the Shares (as defined below) in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any contract. A “Beneficial Owner” is a Person who Beneficially Owns securities.

(b) “Company Capital Stock” means any capital stock of the Company.

(c) “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Section 7 thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

(d) “Shares” shall mean (i) all Company Securities Beneficially Owned by Stockholder as of the date hereof, and (ii) all additional Company Securities, including any shares of Company Capital Stock issuable upon the exercise of any options and/or warrants and/or other rights to purchase or otherwise acquire Company Capital Stock, of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(e) A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into a contract or agreement providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

2. Transfer of Shares.

(a) Transfer Restrictions. Stockholder shall not Transfer or cause or permit any Transfer of any of the Shares other than to Acquisition Sub (or Parent on Acquisition Sub’s behalf) pursuant to the Offer.

(b) Transfer of Voting Rights. Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares held by Stockholder, or enter into any voting or similar agreement in contravention of the obligations of such Stockholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares.

(a) At every meeting of the Company Stockholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company Stockholders, Stockholder (in Stockholder’s capacity as a Company Stockholder) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time), and in favor of each of the other transactions contemplated by the Merger Agreement;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its Subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transaction contemplated by the Merger Agreement.

(b) In the event that a meeting of the Company Stockholders is held, Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c) Stockholder shall not enter into any contract or agreement with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement to Tender. Stockholder shall tender (and shall not withdraw), pursuant to and in accordance with the terms of the Offer, the Shares. No later than five (5) Business Days prior to the initial expiration date of the Offer, Stockholder shall (a) deliver to the depositary designated in the Offer, (i) certificates representing the Shares, (ii) an “agent’s message” (or such other evidence, if any, as the depositary for the Offer may reasonably request) in the case of book-entry or uncertificated shares, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (b) instruct its broker or such other person who is the holder of record of any Shares to tender such Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. Stockholder shall not tender the Shares into any exchange or tender offer commenced by a Person other than Parent, Acquisition Sub or any other Subsidiary of Parent.

5. Agreement Not to Exercise Appraisal Rights. Stockholder shall not exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares that may arise with respect to the Merger.

6. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder’s capacity as an officer or director of the Company or voting in such capacity in Stockholder’s sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a Company Stockholder and/or holder of options to purchase shares of Company Capital Stock and/or holder of warrants or other rights to purchase or otherwise acquire shares of Company Capital Stock).

7. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable Legal Requirements, with respect to the Shares.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Acquisition Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and neither Parent not Acquisition Sub shall have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

9. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants (in Stockholder’s capacity as a Company Stockholder and/or holder of options to purchase shares of Company Capital Stock and/or holder of warrants and/or other rights to purchase or otherwise acquire shares of Company Capital Stock) to Parent and Acquisition Sub that:

(a) Power; Binding Agreement. Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Stockholder of this Agreement, the performance by Stockholder of its obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by it of this Agreement or the Proxy, the performance by Stockholder of its obligations hereunder or thereunder or the consummation by Stockholder of the transactions contemplated hereby or thereby. This Agreement and the Proxy have been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, constitute a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflicts. Except for filings that may be required under the Exchange Act and the HSR Act, and any applicable foreign antitrust, competition or merger control laws and regulations, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by Stockholder of this Agreement and the Proxy, the performance by Stockholder of its obligations hereunder and thereunder and the consummation by Stockholder of the transactions contemplated hereby and thereby. None of the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of its obligations hereunder or thereunder or the consummation by Stockholder of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any contract or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, or (iii) violate any Legal Requirements applicable to Stockholder or any of Stockholder’s properties or assets.

(c) Ownership of Shares. Stockholder (i) is the Beneficial Owner of the Company Securities as indicated on the signature page to this Agreement, all of which are free and clear of any Liens, (except any Liens arising under securities Legal Requirements or arising hereunder), and (ii) does not own, beneficially or otherwise, any Company Securities other than the Company Securities indicated on the signature page to this Agreement.

(d) Voting Power. Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities Legal Requirements and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any option and/or warrant to purchase shares of Company Capital Stock.

(e) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of Stockholder in Stockholder’s capacity as such.

(f) Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

10. Certain Restrictions. Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

11. No Solicitation. Stockholder (in Stockholder’s capacity as such) shall not, and shall not authorize or permit any of its directors, officers or other employees, controlled affiliates, or any investment banker, attorney or other advisor or representative retained by Stockholder (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, or knowingly encourage, facilitate or induce the making, submission or announcement of, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Acquisition Sub or any designees of Parent or Acquisition Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person (other than Parent, Acquisition Sub or any designees of Parent or Acquisition Sub), an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, (v) execute or enter into any letter of intent, memorandum of understanding or contract contemplating or otherwise relating to an Acquisition Transaction. Stockholder shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or Acquisition Transaction. Without limiting the generality of the foregoing, Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 11 by Stockholder or any of its Representatives shall be deemed to be a breach of this Section 11 by Stockholder. Stockholder (in Stockholder’s capacity as such) shall not enter into any letter of intent or similar document or any contract contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated pursuant to its terms.

12. Disclosure. Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related to thereto, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

13. Consents and Waivers.

(a) Stockholder (in Stockholder’s capacity as such) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any contracts to which Stockholder is a party or pursuant to any rights Stockholder may have.

(b) [For stockholder holding warrants to purchase Company Capital Stock] [Each Stockholder is a holder of certain warrants to purchase Company Capital Stock as set forth on Schedule 1 hereto (the “Warrants”). Each Stockholder hereby acknowledges and agrees that, to the extent such Warrant remains unexercised at the time of the closing of the Offer (the “Acceptance Time”), each Warrant shall, notwithstanding anything else to the contrary in such Warrants, cease to represent a right to acquire Company Capital Stock and, as of and following the Acceptance Time, the Warrants will be cancelled and no consideration shall be payable by Parent, Acquisition Sub, the Company or the Surviving Corporation therefor. For the avoidance of doubt, when executed by the Stockholders, this Agreement shall constitute the written consent of each Stockholder to the cancellation of the Warrants as described in this Section 13(b). Notwithstanding anything to the contrary set forth herein, if the Offer is not consummated, the consent provided in this Section 13(b) shall be void and of no force and effect.]

(c) [For stockholders holding Company’s 2002 7.5% convertible debentures] [Each Stockholder hereby consents to the Offer and the Merger, and forever relinquishes and waives all rights to require the Company to redeem the Company Debentures pursuant to Section 4 thereof. For the avoidance of doubt, when executed by the Stockholders, this Agreement shall constitute the written consent to the Offer contemplated under Section 4(a) of the Company Debentures. Notwithstanding anything to the contrary set forth herein, if the Offer is not consummated, the consent provided in this Section 13(c) shall be void and of no force and effect.]

14. Further Assurances. Subject to the terms and conditions of this Agreement, Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Stockholder’s obligations under this Agreement. Stockholder, in Stockholder’s capacity as a Company Stockholder, shall at all times publicly support the Offer and the Merger.

15. Legending of Shares. If so requested by Parent, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.

16. Merger Agreement. Stockholder hereby acknowledges receipt of, and has had an opportunity to read and understand and consult with independent counsel concerning, the Merger Agreement (including exhibits and schedules thereto).

17. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 17 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

18. Miscellaneous.

(a) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(b) Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party without the express written consent of the other parties hereto.

(c) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(d) Specific Performance. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that a party hereto may have under law or in equity, any party hereto shall be entitled to seek injunctive relief to prevent any breach of this Agreement and to enforce specifically the terms and provisions hereof.

(e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(f) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Acquisition Sub:

Cypress Semiconductor Corporation

198 Champion Court

San Jose, CA 95134

Attention: General Counsel

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Todd Cleary

Facsimile No.: (650) 493-6811

if to Stockholder:

to the address set forth on the signature page hereto.

(g) Waiver.

(i) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(ii) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(h) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any right, benefit or remedy of any nature.

(i) Applicable Law; Jurisdiction. This Agreement is made under, and shall be governed, construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. In any action among or between any of the parties arising out of or relating to this Agreement, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any state or federal court located within New Castle County, the State of Delaware and unconditionally consents to service of process in any such action by notice in accordance with Section 18(f).

(j) WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND ACQUISITION SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR ACQUISITION SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(k) Entire Agreement. This Agreement and the Proxy constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

(l) Certain Interpretations.

(i) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(ii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iii) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement.

(m) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, whether or not the Offer and the Merger are consummated.

(n) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

CYPRESS SEMICONDUCTOR CORPORATION	STOCKHOLDER:

(Name of Entity, if an entity)

By:	By:
Name:	Name:
Title:	Title:
Address:

Facsimile:

Share that are Beneficially Owned:

COPPER ACQUISITION CORPORATION
shares of Company
By:	Common Stock
Name:
Title:
shares of Company Common Stock issuable upon exercise of outstanding options or warrants and/or other rights to purchase or otherwise acquire Company Common Stock

(SIGNATURE PAGE TO TRANSACTION SUPPORT AGREEMENT)

EXHIBIT A

IRREVOCABLE PROXY

The undersigned securityholder (“Stockholder”) of Simtek Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints                      and                      of Cypress Semiconductor Corporation, a Delaware Corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable to Stockholder on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by Stockholder with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Transaction Support Agreement of even date herewith by and among Parent and Stockholder (the “Transaction Support Agreement”), and is granted in consideration of Parent and Copper Acquisition Corporation, a Delaware corporation (“Acquisition Sub”), entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Acquisition Sub and the Company. The Merger Agreement provides for, among other things, (i) an offer by Acquisition Sub (the “Offer”) to pay Two Dollars Sixty Cents ($2.60) in cash (the “Per Share Amount”) for each of the issued and outstanding shares of capital stock of the Company and (ii) the merger of Acquisition Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Section 7 thereof and (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every meeting of the Company Stockholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company Stockholders: (i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time), and in favor of each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the

Merger Agreement; and (iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any if its subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (D) any material change in the capitalization of the Company or any of its subsidiaries, or the corporate structure of the Company or any of its subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein. Stockholder may vote the Shares on all other matters.

Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: , 2008	STOCKHOLDER:

(Name of Entity, if an entity)

By:
Name:
Title:

(SIGNATURE PAGE TO IRREVOCABLE PROXY)